UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2007

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No. )

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM: 8.01	OTHER EVENTS

The following is the text of a press release issued by the registrant at 3:15 P.M. Central Time on April 23, 2007.

SIMMONS FIRST TO PRESENT AT GULF SOUTH BANKING CONFERENCE

Pine Bluff, AR - Simmons First National Corporation (NASDAQ GS: SFNC) today announced that J. Thomas May, Chairman and Chief Executive Officer, is scheduled to present at the Gulf South Banking Conference to be held April 30 - May 2, 2007 in New Orleans, Louisiana.

Mr. May will present on Tuesday, May 1 beginning at 1:40 p.m. Central Time, to be followed by a question and answer session. The presentation slides and audio webcast will be available through Simmons First’s web site at www.simmonsfirst.com and will be archived and available for replay for approximately 30 days.

Simmons First owns eight community banks in Arkansas located in Pine Bluff, Lake Village, El Dorado, Searcy, Jonesboro, Russellville, Rogers, and Hot Springs and conducts banking operations from 86 offices in 48 Arkansas communities.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: April 23, 2007	Robert A. Fehlman, Executive Vice President
and Chief Financial Officer